EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patient Safety Technologies, Inc., f/k/a Franklin Capital Corporation, on Form S-3, Amendment 2 (No. 333-124564), of our report dated March 18, 2005, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2004 and for the year then ended. We also consent to the reference to our Firm under caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 13, 2006